EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Emtec, Inc. Registration Statement on Form S-8 (File No. 333-122609) of our report dated June 6, 2005, which is included in the Emtec, Inc. Form 10-K for the year ended March 31, 2005.

/s/ Baratz & Associates, P.A.

Baratz & Associates, P.A.
Marlton, New Jersey
July 13, 2005